UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2007

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

000-32377	Delaware	94-3340178
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA		94085
(Address of principal executive offices)		(Zip Code)

(408) 744-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            OTHER EVENTS.

Benjamin A. Horowitz, the Registrant’s President and Chief Executive Officer, has terminated his previously announced 10b5-1 stock trading plan (the “Plan”).   Under the terms of the Plan, up to 250,000 shares of the Registrant’s stock could have been sold over a nine-month period.  Mr. Horowitz elected to terminate the Plan prior to any shares having been sold under the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2007	OPSWARE INC.

	By:	/s/ David F. Conte
David F. Conte
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)